UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

The Providence Service Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Providence Service Corporation, a Delaware corporation (the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) with respect to the solicitation of proxies from its stockholders in connection with the 2009 Annual Meeting of Stockholders and at any and all adjournments, postponements, continuations or re-schedulings thereof (the “2009 Annual Meeting”). On February 19, 2009, the Company received a written notice (the “Nomination Notice”) from Avalon Correctional Services, Inc., a Nevada Corporation (“Avalon Correctional”), 73114 Investments, L.L.C., an Oklahoma limited liability company and a wholly owned subsidiary of Avalon Correctional, Donald E. Smith, Tiffany Smith, Michael Bradley, and Eric S. Gray, all affiliates of Avalon Correctional (collectively, the “Avalon Group”), that it intended to nominate two nominees (the “Avalon Nominees”) for election as directors of the Company at the 2009 Annual Meeting. The Avalon Group also advised the Company in the Nomination Notice that it intended to solicit proxies for the election of the Avalon Nominees. Accordingly, the Company is anticipating that the Avalon Group is intending to conduct a proxy contest at the 2009 Annual Meeting to seek the election of the Avalon Nominees (the “Proxy Contest”). On April 13, 2009, the Company filed a preliminary proxy statement with the SEC in connection with its solicitation of proxies to be used at the 2009 Annual Meeting.

Press Release

On April 16, 2009, the Company issued a press release (the “Press Release”) disclosing the Avalon Group’s rejection of the Company’s offer to settle the Proxy Contest. A copy of the Press Release is attached hereto as Exhibit 1 and is incorporated by reference herein. Any description contained herein of the Press Release is qualified in its entirety by reference to the complete text of the Press Release attached hereto.

Important Information

The Company, its directors, nominees for director and certain officers, employees and other persons will be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2009 Annual Meeting. Information regarding the interests of such participants is included in the proxy statement and other relevant documents filed and to be filed by the Company with the SEC in connection with the proxy solicitation. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a form of proxy card to each stockholder entitled to vote at the 2009 Annual Meeting. WE URGE INVESTORS TO READ THE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the proxy statement and any other documents filed by the Company with the SEC in connection with the proxy solicitation at the SEC’s website at http://www.sec.gov. and the Company’s website at http://www.provcorp.com.